ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 8708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	Bio-Stuff

2.	Registered Agent	[X] Commercial Registered Agent Inc Legal Services
	for Service of Process	[ ] Noncommercial Registered Agent OR [ ] Office or Position with Entity

	(check only one box)	Name of Title of Office or Other Position with Entity

3.	Authorized Stock:	100,000,000	$0.001	0
	(number of shares	Number of shares	Par value:	Number of shares
	corporation authorized to issue)	with par value:		without par value:

4.	Names	Joao Prata Dos Santos
	& Addresses,	Name
	of Board of	1117 Desert Lane Suite 2145
	Directors/Trustees:	Street Address	City	State	Zip Code
(each Director/Trustee must
	be a natural person at least	Name
18 years of age; attach
	additional page if more	Street Address	City	State	Zip Code
than two directors/trustees)

5.	Purpose:	The purpose of this Corporation shall be:
	(optional-see instructions)	All Legal Activities

6.	Names, Address	Inc Legal Services	/S/
	and Signature of	Name	Signature
	Incorporator:	214 W. Robinson	Carson City	Nevada	89102
	(attached additional page	Street Address	City	State	Zip Code
there is more than one
incorporator)

7.	Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
	Appointment of	/S/		11/14/2008
	Registered Agent:	Authorized Signature of R.A. or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees. See attached fee schedule.